EXHIBIT 99.1
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MeriStar Hospitality Corporation
Completes Offering of $170 Million of Convertible Subordinated Notes

WASHINGTON--(BUSINESS WIRE)--July 1, 2003--MeriStar Hospitality Corporation (NYSE: MHX) announced today that it has completed the sale of $170 million principal amount of 9.50% convertible subordinated notes due 2010, including the underwriter's over-allotment of $15 million, pursuant to its effective shelf registration statement filed under the Securities Act of 1933.

         The convertible notes will bear interest at a rate of 9.50% per annum and are convertible into MeriStar common stock at a conversion rate of 98.2318 shares per $1,000 principal amount of the convertible notes (equal to a conversion price of $10.18 per share of MeriStar common stock), subject to adjustment in certain circumstances. MeriStar may not redeem the newly-issued convertible notes.

         MeriStar will use a portion of the net proceeds from the offering to repurchase or redeem substantially all of its outstanding 4.75% convertible subordinated notes due 2004 as soon as practicable after the closing of the offering. MeriStar expects to use the remaining net proceeds to repurchase or redeem other debt.

         Copies of the prospectus and prospectus supplement related to this offering may be obtained from Lehman Brothers Inc., c/o ADP Financial Services, Integrated Distribution Services, 1155 Long Island Avenue, Edgewood, NY 11717, phone: 631-254-7106, fax: 631-254-7268, e-mail: niokioh_wright@adp.com.

         This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state.

         Washington, D.C.-based MeriStar Hospitality Corporation owns 105 principally upscale, full-service hotels in major markets and resort locations with 27,269 rooms in 25 states, the District of Columbia and Canada. The company owns hotels under such internationally known brands as Hilton, Sheraton, Marriott, Westin, Doubletree and Radisson. For more information about MeriStar Hospitality Corporation, visit the company's Web site: www.meristar.com.

         This press release contains forward-looking statements about MeriStar Hospitality Corporation, including those statements regarding future operating results, the timing and composition of revenues and expected proceeds from asset sales, among others. Except for historical information, the matters discussed in this press release are forward-looking statements that are subject to certain risks and uncertainties that could cause the actual results to differ materially, including the following: the current slowdown of the national economy; economic conditions generally and the real estate market specifically; the impact of the September 11, 2001 terrorist attacks and actual or threatened future terrorist incidents; the threatened or actual outbreak of hostilities and international political instability; governmental actions; legislative/regulatory changes, including changes to laws governing the taxation of REITs; level of proceeds from asset sales; cash available for capital expenditures; availability of capital; ability to refinance debt; rising interest rates; rising insurance premiums; competition; supply and demand for hotel rooms in our current and proposed market areas,

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including the existing and continuing weakness in business travel and lower-than expected daily room rates; other factors that may influence the travel industry, including health, safety and economic factors; and changes in general accounting principles, policies and guidelines applicable to REITs. Additional risks are discussed in the company's filings with the Securities and Exchange Commission, including the company's annual report on Form 10-K for the year ended December 31, 2002 and the prospectus supplement related to this offering. Although the company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. These statements are made as of the date of this press release, and we undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

         --30--BW/ny*

         CONTACT: MeriStar Hospitality Corporation
                  Bruce Riggins, 202/295-2276
                  or
                  Daly Gray Public Relations (Media)
                  Jerry Daly or Carol McCune
                  703/435-6293